Exhibit 31.4

                 CERTIFICATION OF ACTING CHIEF FINANCIAL OFFICER

I, Larry B. Lombard, certify that:

1. I have reviewed this annual report on Form 10-K/A of Enova Systems, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.



Date:  June 25, 2004

/s/ Larry B. Lombard
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Larry B. Lombard,
Acting Chief Financial Officer